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Exhibit 21.1

Subsidiaries of Frontline Communications Corporation
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
           Name                                          Jurisdiction
WOW Factor, Inc.                                          New Jersey

CLEC Communications Corporation.                          Delaware

FNT Communications Corporation                            New York